Exhibit 10.30

LOAN MODIFICATION AGREEMENT

This Loan Modification Agreement is entered into as of February 10, 2005, by and between Pharsight Corporation (the “Borrower”) and Silicon Valley Bank (“Bank”).

1. DESCRIPTION OF EXISTING OBLIGATIONS: Among other Obligations which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to, among other documents, an Amended and Restated Loan and Security Agreement, dated May 24, 2004, as amended or modified from time to time, (the “Loan Agreement”). The Loan Agreement provides for, among other things, a Committed Revolving Line in the original principal amount of Three Million Dollars ($3,000,000) and Term Loan in the original principal amount of One Million Eight Hundred Twenty Two Thousand Nine Hundred Dollars ($1,822,900). Defined terms used but not otherwise defined herein shall have the same meanings as set forth in the Loan Agreement.

Hereinafter, all indebtedness owing by Borrower to Bank shall be referred to as the “Obligations.”

2. DESCRIPTION OF COLLATERAL. Repayment of the Obligations is secured by the Collateral as described in the Loan Agreement.

Hereinafter, the above-described security documents and guaranties, together with all other documents securing repayment of the Obligations shall be referred to as the “Security Documents”. Hereinafter, the Security Documents, together with all other documents evidencing or securing the Obligations shall be referred to as the “Existing Loan Documents”.

3. DESCRIPTION OF CHANGE IN TERMS.

A.	Modification(s) to Loan Agreement.

1.	Section 2.1.3 entitled “Term Loan 2” is hereby incorporated to read as follows:

(a)	Bank will make a Term Loan 2 available to Borrower.

(b)	Borrower will pay 36 equal installments of principal of $8,333.33 plus interest (the “Term Loan 2 Payment”). Each Term Loan 2 Payment is payable on the 1st of each month during the term of the loan. Borrower’s final Term Loan 2 Payment, due on the Term Loan 2 Maturity Date, includes all outstanding Term Loan 2 principal and accrued interest.

2.	Sub letter (a) (ii) under Section 2.4 entitled “Interest Rate, Payments” is hereby amended in part to provide that effective as of the date hereof, Term Loan and Term Loan 2 accrues interest at a per annum rate of 1.25 percentage points above the Prime Rate.

3.	Section 4.2 entitled “Required Cash Collateral” is hereby amended in part to provide that upon the occurrence of an Event of Default, Borrower shall immediately deliver to Bank, for deposit with Bank, cash in the amount of at least 105% of the then aggregate outstanding balances of the Term Loan and Term Loan 2.

4.	The following defined terms under Section 13.1 entitled “Definitions” are hereby amended and/or incorporated to read as follows:

“Credit Extension” is each Advance, Term Loan, Term Loan 2, or any other extension of credit by Bank for Borrower’s benefit.

“Term Loan 2” a loan of up to $300,000.

“Term Loan 2 Maturity Date” is February 1, 2008.

4. CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described above.

5. NO DEFENSES OF BORROWER. Borrower (and each guarantor and pledgor signing below) agrees that, as of the date hereof, it has no defenses against paying any of the Obligations.

6. PAYMENT OF LOAN FEE. Borrower shall pay Bank a fee in the amount of One Thousand Five Hundred Dollars ($1,500) (“Loan Fee”) plus all out-of-pocket expenses.

7. CONTINUING VALIDITY. Borrower (and each guarantor and pledgor signing below) understands and agrees that in modifying the existing Indebtedness, Bank is relying upon Borrower's representations, warranties, and agreements, as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Loan Modification Agreement, the terms of the Existing Loan Documents remain unchanged and in full force and effect. Bank’s agreement to modifications to the existing Obligations pursuant to this Loan Modification Agreement in no way shall obligate Bank to make any future modifications to the Obligations. Nothing in this Loan Modification Agreement shall constitute a satisfaction of the Obligations. It is the intention of Bank and Borrower to retain as liable parties all makers and endorsers of Existing Loan Documents, unless the party is expressly released by Bank in writing. Unless expressly released herein, no maker, endorser, or guarantor will be released by virtue of this Loan Modification Agreement. The terms of this paragraph apply not only to this Loan Modification Agreement, but also to all subsequent loan modification agreements.

8. CONDITIONS. The effectiveness of this Loan Modification Agreement is conditioned upon payment of the Loan Fee.

This Loan Modification Agreement is executed as of the date first written above.

BORROWER:		BANK:

PHARSIGHT CORPORATION		SILICON VALLEY BANK

By:	/s/ Cynthia Stephens	By:	/s/ Ron Kundich
Name:	Cynthia Stephens	Name:	Ron Kundich
Title:	Senior Vice President & Chief Financial Officer	Title:	Vice President

SILICON VALLEY BANK

PRO FORMA INVOICE FOR LOAN CHARGES

BORROWER:	PHARSIGHT CORPORATION

LOAN OFFICER:	Ron Kundich

DATE:	February 10, 2005

	Loan Fee	$1,500.00
	Documentation Fee	$500.00
	TOTAL FEE DUE	$2,000.00

Please indicate the method of payment:

☐	A check for the total amount is attached.

☐	Debit DDA # __________________ for the total amount.

☐	Loan proceeds

/s/ Cynthia Stephens	February 14, 2005
Borrower	(Date)

/s/ Ron Kundich	February 14, 2005
Silicon Valley Bank	(Date)
Account Officer’s Signature